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                                                                   Exhibit 10.50

Office Lease - 10218 North Port Washington Road

                                  OFFICE LEASE

     THIS LEASE AGREEMENT, made and entered into this __ day of March, 2000 (the "Commencement Date") by and between FFI2, LLC, a Wisconsin limited liability company (hereinafter referred to as LESSOR) and DoveBid Valuation Services, Inc., a California corporation located at 1241 East Hillsdale Blvd., Foster City, CA 94404 (hereinafter referred to as LESSEE).

WITNESSETH:

1. PREMISES LESSOR does hereby Lease, demise and let unto the LESSEE, and the LESSEE does hereby take from the LESSOR, all upon the following terms and conditions, a certain nine thousand one hundred ninety and thirty-two one hundredths (9,190.32) square feet of office space identified in Exhibit A attached hereto (hereinafter referred to as the "Demised Premises") which are a part of an office building (the "Building") owned by LESSOR located at 10218 North Port Washington Road, in the City of Mequon, County of Ozaukee, State of Wisconsin, outlined in Exhibit A to this Lease. The Demised Premises are a part of the real property legally described on Exhibit B which is attached hereto and incorporated by reference and containing a total of thirteen thousand seven hundred eighty-five and forty-eight one hundredths (13,785.48) square feet (the "Total Rentable Space").

2. PURPOSE LESSEE shall use the Demised Premises for any purposes or uses authorized by law.

3. TERM The term of this Lease shall be for a period of thirty-six (36) months beginning on the Commencement Date (provided LESSEE shall have received all necessary permits and licenses for the operation of LESSEE'S business) and terminating on the last day of February, 2003, at 11:59 p.m. (the "Termination Date'") unless otherwise extended upon the terms hereunder. This Lease may be extended on the same terms and conditions contained herein by LESSEE for a period of thirty-six (36) months (the "Extended Period") commencing on the 1st day of March, 2003 at 12:00 a.m., provided that LESSOR receives no later than one hundred twenty (120) days prior to the Termination Date, written notice from LESSEE of LESSEE'S decision to extend this Lease.

4. RENT The LESSEE shall pay to the LESSOR at its office as and for base rental for the Demised Premises for the first thirty six (36) months of occupancy an amount equal to Fifteen Dollars ($15.00) per square foot of the Demised Premises in the sum of Eleven Thousand Four Hundred Eighty-seven and Fifty-one hundredths Dollars ($11,487.50) in equal monthly installments, payable in advance on the first day of each month during the Term of the Lease. The base rent shall increase on March 1, 2001, and each remaining year of the Lease, including the Extended Term, if applicable, by the lesser of the increase in the Milwaukee Metropolitan CPI or 2.5%. The increase in the Milwaukee Metropolitan CPI is calculated by subtracting the current year index from the previous year index and dividing that amount by the previous year index. In the event the LESSEE commences its occupancy of the Demised Premises on a day other than the first day of the month, the rental for that month shall be prorated and adjusted

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accordingly. In the event LESSEE fails to make a monthly payment of rent within ten (10) days after its due date. LESSEE shall pay a late charge of one percent (1%) per month which shall not exceed an amount otherwise prohibited by law.

5. TAXES LESSEE agrees to timely pay when due all personal property taxes, whether assessed against LESSOR or LESSEE, on LESSEE'S furniture, equipment and other items or personal property owned by LESSEE and located in or about the Demised Premises. LESSEE does not have responsibility for LESSOR'S personal property. LESSEE will be responsible for LESSEE'S pro rata share equal to 66.7% of the real estate taxes on the property which percentage is based on the percentage of the total square footage of the Total Rentable Space that the Demised Premises occupy. LESSEE agrees to pay all real estate taxes by the due date if LESSOR provides all appropriate information with respect thereto to LESSEE at least fifteen (15) business days prior to such due date. If the LESSOR timely provides such information and if the LESSEE does not pay the taxes by the due date. the LESSOR may pay the taxes and add the total amount of taxes and penalties to the rent along with interest of 1% on the unpaid balance per month.

6. UTILITIES AND SERVICES LESSOR shall furnish heat and air conditioning, water, and sewer. Services which are the responsibility of the LESSOR shall be provided as shall be reasonably necessary to the comfortable use and occupancy of the Demised Premises during business hours, upon the condition that the LESSOR shall not be liable for damages for failure to do so due to causes reasonably beyond its control. The LESSEE shall be responsible for paying its pro rata share (66.7%) of the monthly utilities bills. This allocation is based on the percentage of the total square footage of the Total Rentable Space that the Demised Premises occupy. This amount will be billed one month in arrears.

7. USE  The Demised Premises shall be used only for the purposes set forth in
Section 2 above and for no other purposes. LESSEE shall not do or permit anything to be done in or about the Demised Premises which in any way will obstruct or interfere with the rights of any other occupants of the Total Rentable Space or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose or which could injure the reputation of the Building or otherwise violate any recorded covenant or restriction affecting the building. LESSEE shall not cause or maintain or permit any nuisance or commit or suffer the commission of any waste in, on or about the Building.

8. CARE OF PREMISES The LESSEE shall keep the Demised Premises, including all plumbing and electrical components, doors, windows, and other components physically located within the Demised Premises, in as good a condition as when turned over to it, reasonable wear and tear and damage by fire and elements excepted; and shall keep the Demised Premises in an orderly, clean and sanitary condition as required by the laws and ordinances applicable thereto; and shall neither do nor permit to be done therein anything which is in violation of the terms of endurance policies on said building, or in violation of laws or ordinances applicable thereto; shall be responsible for the janitorial services as they relate to the interior space of the Demised Premises; shall neither commit or suffer waste in said Demised Premises. LESSEE shall be responsible for any and all ordinary and extraordinary non-structural maintenance, repairs, of the Demised Premises; shall pay for all glass broken by its fault or negligence, or the fault or negligence of its employees or invitees; shall pay for the cost of keeping or keep the sidewalks,

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parking lots, and driveways located on the pad surrounding the Building free and clear of all debris, snow and ice; shall keep the lawn on the pad surrounding the Building mowed in a reasonable fashion; shall be responsible for the waste removal for the Building; and shall comply with reasonable rules and regulations as may from time to time be established by the LESSOR to govern the use, occupancy and operation of the Demised Premises.

Except where caused by LESSEE'S negligence or willful misconduct, LESSOR shall be responsible for providing for and the cost of any maintenance, repairs or alterations necessary to keep the structure of the Building in a good and functioning condition. The maintenance of the common area restrooms and supplies used by the LESSEE is the responsibility of the LESSOR.

9. INSPECTION AND REPAIRS LESSOR shall have the right to enter the Demised Premises at all reasonable times for the purpose of inspection, cleaning, repairing, altering or improving the same. All attempts shall be made to perform such services with the LESSEE present. In the event of an emergency, the LESSOR will supervise any outside contractors entering the LESSEE'S area. The LESSEE is aware that utilities to the building are located in areas adjoining this space.

10. ALTERATIONS LESSEE shall not make any alterations or improvements in or to the Demised Premises without first obtaining the written consent of LESSOR which shall not be unreasonably withheld or delayed.

11. OCCUPANCY PERMIT/LESSEE'S COMPLIANCE WITH GOVERNMENTAL ORDERS LESSEE, at its sole cost and expense, shall promptly observe and comply with, and obtain an occupancy permit, and all other necessary licenses and permits under all present and future laws, statutes, ordinances, rules, orders, directions or regulations of any governmental authority having jurisdiction over the Demised Premises and LESSEE'S business.

12. ASSIGNMENT AND SUBLETTING The LESSEE may not sublease the Demised Premises or otherwise assign any of its rights or delegate obligations hereunder without the prior written consent of the LESSOR except that LESSEE may assign its rights and obligations hereunder without the prior written consent of LESSOR in connection with an assignment to an affiliate, a merger, consolidation or sale of all or substantially all of such LESSEE'S assets or in connection with a reincorporation, reorganization or other corporate recapitalization, provided that the acquiring or surviving corporation or entity agrees to assume all of the LESSEE'S obligations under this Lease, and provided further that, in the case of an asset sale transaction only, the LESSEE shall remain liable if the assignee fails to perform the delegated obligations hereunder. In any event, LESSEE shall remain liable for the payment of all rent required to be paid hereunder and for the performance of all terms, conditions, and covenants herein undertaken by LESSEE and the sub LESSEE or assignee, as the case may be, shall likewise be liable. Any sublease or assignment, regardless of the aforementioned exception, shall require the consent of LESSOR which shall not be unreasonably withheld or delayed, with respect to the proposed use of the Demised Premises by such assignee or sublessee.

13. HOLDING OVER In the event the LESSEE continues to occupy the Demised Premises after the expiration or proper termination of this Lease, and the LESSOR elects to accept rent thereafter, this Lease shall be deemed extended on a month-to-month basis only,

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subject to all terms, conditions, rentals provisions and obligations of this
Lease in so far as the same are applicable to a month-to-month tenancy.

14. DAMAGE BY FIRE OR OTHER CASUALTY It is agreed that in case said Demised Premises shall become untenantable or unfit for occupancy, in whole or in part, by the total or partial destruction of said building by fire or other casualty, and said LESSOR shall fail or refuse within fifteen (15) days thereafter to agree in writing to restore the same within sixty (60) days, this Lease may be terminated by either LESSOR or LESSEE by notice in writing; and in case said LESSOR shall agree in writing to restore the same within said time, the rent to be paid hereunder pending such restoration shall be abated in proportion to the loss and impairment of the use of said Demised Premises.

If, however, any destruction or damage to the Demised Premises or Building (regardless of whether or not the Demised Premises are affected) is so extensive that LESSOR, in its sole discretion, elects not to repair or restore the Demised Premises or Building, or the proceeds of insurance are not sufficient or available to fully pay the cost of repair or restoration, then LESSOR or LESSEE may terminate this Lease effective as of the date of the damage by written notice to LESSEE or LESSOR as appropriate. The provisions of this Section are subject to the rights of LESSOR'S mortgagee, if any. If any destruction or damage shall cause the continuance of this Lease to be commercially unreasonable, then LESSOR or LESSEE may terminate this Lease effective as of the date of the damage by written notice to LESSOR or LESSEE, as appropriate.

15. CONDEMNATION If all or a part of the Demised Premises or building shall be taken by right or eminent domain or by a voluntary conveyance in lieu thereof, and if such taking or conveyance materially interferes with the use and occupancy of the Demised Premises by LESSEE, either party my terminate this Lease on 15 days written notice. No part of any proceeds paid as a result of the condemnation, including LESSOR'S insurance, shall be payable to LESSEE.

16. LESSEE'S DEFAULT LESSEE shall remain liable for any deficiency of rent and agrees to pay the same if it abandons or vacates the Demised Premises before the expiration of the term hereof or in the event this Lease is terminated for any breach of this Lease on the part of LESSEE, provided that LESSOR shall make reasonable efforts to re-rent the Demised Premises and all proceeds received therefrom shall be applied toward LESSEE'S obligation. If LESSEE vacates or abandons the Demised Premises or this Lease is terminated prior to the expiration of term hereof. LESSOR may enter to prepare the Demised Premises for the next lessee. Such entry, unless expressly stated in writing to the contrary by LESSOR shall not be deemed acceptance of the Demised Premises as an ultimate surrender so as to release the LESSEE from further liability under the provisions of this Lease and shall be deemed an entry for the purpose of mitigating damages. Newspaper advertising shall not necessarily be required of LESSOR to mitigate damages. Attempts to mitigate damages need not be commenced until after LESSEE actually vacates, whether or not LESSOR has prior notice of LESSEE'S intention to so do.

         The failure of LESSEE to pay the rent or any other charge five (5) days after receipt by LESSEE of written notice from LESSOR that such rent or other charge is due is hereafter called a "Rental Default". The failure of LESSEE to comply with any other covenant

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or rule or regulation which is to be performed or observed by LESSEE, is hereafter called an "Other Default". In the case of a Rental Default. LESSOR may terminate this Lease. In the case of an Other Default, LESSEE shall deliver up possession of the Demised Premises if LESSOR gives LESSEE notice to cure such default or vacate the Demised Premises on or before a date at least fifteen (15) days after the giving of the notice and LESSEE fails to cure such default accordingly. No act of LESSOR in terminating this Lease or recovering possession of the Demised Premises shall discharge LESSEE from payment of any rent reserved in this Lease for the term thereof and LESSEE shall remain liable for all of such rent and all of the damages sustained by LESSOR on account of the breach of this Lease by LESSEE. In case of a Rental Default or an Other Default, LESSOR, may, in addition to terminating this Lease, or in lieu thereof, accelerate all or any part of the rental payments and other charges, discounted at 7% per annum, becoming due under this Lease and/or pursue such other remedy, or combination of remedies, and recover such other damages for breach of tenancy and/or contract as are available at law. If LESSEE fails to comply with an obligation which cannot be cured by the payment of money, LESSOR may, after the service of a 15-day notice, enforce the same by specific performance, mandatory injunction or other equitable relief.

     After the service of a notice or the commencement of a suit or after final judgment for possession of the Demised Premises, LESSOR may receive and collect any rent due and apply the same as and for use and occupancy, and the payment and receipt thereof shall not waive or affect any such notice, suit or judgment. LESSEE agrees that all of the covenants and agreements on the part of LESSEE in this Lease shall be deemed to be conditions as well as covenants, and if LESSEE causes a Rental Default or Other Default, then LESSOR shall have the right to re-enter and take possession of the Demised Premises and remove or cause LESSEE to be removed from the Demised Premises in such manner as LESSOR may deem advisable. If at any time during the term of this Lease, LESSEE voluntarily or involuntarily (1) deserts or abandons the Demised Premises, (2) is adjudicated as bankrupt or insolvent, or (3) has a receiver appointed for all or substantially all of its business or assets on the ground of LESSEE'S insolvency, or (4) has a trustee appointed for it after a petition has been filed for LESSEE'S reorganization under the Bankruptcy Act of the United States or any future law of the United States having the same general purpose, or (5) makes a voluntary assignment for the benefit of its creditors (all of which are included in the definition herein of "Other Defaults"), then, in any such event, LESSOR shall have the right, at LESSOR'S election, to give LESSEE notice of LESSOR'S intention to immediately terminate this Lease.

     In case of any breach or default by LESSEE followed by re-entry by LESSOR, or in case LESSEE shall be dispossessed for any cause by LESSOR or in the event that LESSOR shall obtain possession of the Demised Premises in any manner after any breach or default by LESSEE, rent shall be paid up to the time of such re-entry, dispossession or cessation of the term, and thereafter LESSOR shall have the right to call immediately due and payable, discounted at 7% per annum after due and payable, sue for and recover all rents and other sums due or to become due hereunder, including damages arising out of any default on the part of LESSEE. Alternatively, LESSOR may relet the Demised Premises for a term or terms which may, at LESSOR'S option, exceed the period which would otherwise have constituted the balance of the term of this Lease, and in such event LESSEE shall also pay to LESSOR any and all deficiency there may be between the rental and all other sums or payments to be paid by LESSEE as provided herein and the net amount of rentals and other sum or sums collected on

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account of Leases of the Demised Premises (after deducting from the gross receipts the expenses of every kind of LESSOR in connection with letting the Demised Premises, together with all attorney fees and also all other expenses, costs and payments which, in accordance with the terms of this Lease, would have been borne by LESSEE). Notwithstanding the termination of this Lease, the dispossession of LESSEE or the re-entry by LESSOR, the liability of LESSEE hereunder shall continue. LESSOR shall also have the right, without resuming possession of the Demised Premises or terminating this Lease, to call immediately due and payable, sue for and recover all rents and other sums, including damages, at any time and from time to time accruing hereunder, subject to LESSOR'S obligation to mitigate damages.

     In addition to any and all other remedies, LESSOR may also restrain any threatened breach of any covenant, condition or agreement herein contained. The mention herein of and particular remedy or right shall not preclude LESSOR from any other remedy or right LESSOR might have either in law or equity, or by virtue of some other provisions of this Lease; nor shall consent to or waiver of one violation or default be a consent to or a waiver of a subsequent violation or default. Receipt by LESSOR of rent or other payment from LESSEE or from anyone other than LESSEE shall not be deemed to operate as a waiver of any right of LESSOR to enforce the payment by LESSEE of any rent or other payment previously due or which may thereafter become due or of any rights of LESSOR to terminate this Lease or to exercise any remedy or right which might otherwise be available to LESSOR.

     LESSEE agrees to pay all costs reasonably incurred by LESSOR in enforcing the terms of this Lease including all costs of collection plus reasonable attorneys' fees.

17. SIGNS The LESSEE shall not place or cause to be placed any signs upon the Demised Premises without the prior written consent of the LESSOR and such consent shall not be unreasonably withheld or delayed. It is understood that any signs requested by the LESSEE would conform to the design of the existing signs.

18. COMMON AREAS LESSOR shall be obligated to maintain the Common Areas in the Building. LESSOR from time to time may increase, decrease or otherwise change the size, layout, location and nature of the Common Areas and facilities.

19. PARKING LESSEE and LESSEE'S employees, customers and invitees shall have the nonexclusive right to use the parking spaces located within the Common Areas of the business park. LESSOR reserves the right to regulate parking within the Common Areas, including the right to preclude LESSEE from parking in certain parking spaces or requiring LESSEE to use certain parking spaces. LESSEE shall not permit vehicles to be abandoned or stored in the Buildings parking areas.

20. SUBORDINATION This Lease shall be subordinate in all respects to the lien of any mortgage or mortgages placed against real estate in which the Demised Premises are located, including subsequent mortgages and all modifications of same. The LESSOR shall use reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from existing mortgagees, and will obtain a reasonable Subordination, Non-Disturbance and Attornment Agreement from future mortgagees.

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21. LIENS  LESSEE shall not suffer or permit any liens under any construction lien law to be filed or recorded against the Demised Premises or against the interest of either LESSOR or LESSEE herein. If any such lien is filed or recorded, LESSEE shall immediately cause such lien to be discharged of record.

22. NON-LIABILITY OF LESSOR Except where caused by LESSOR'S negligence or willful misconduct. LESSOR shall not be liable for any damage or loss for failure to furnish heat, electricity, water, gas, air conditioning service by reason of breakdowns, the necessity for repairs or improvements to said services, fire, explosion, strikes, or any cause beyond LESSOR'S control (nor shall any such failure be deemed an eviction of the LESSEE or relieve the LESSEE from any of the LESSEE'S obligations hereunder), and LESSOR shall not be liable for personal injuries, death, or any damage from any cause about the Demised Premises or the Building and without limiting the generality of the foregoing, any personal injuries, death or damage resulting from the use or escape of gas, water, steam, electricity, air conditioning, acts or neglect of co-tenants, or other agency, or due to file, explosion or action of the elements.

Except where caused by LESSOR'S negligence or willful misconduct, LESSOR shall not be liable to LESSEE, and LESSEE hereby waives all claims against LESSOR, for any injury or damage to any person or property in or about the Demised Premises resulting from the Building, Building or Demised Premises, or any part thereof or any equipment thereof becoming out of repair: flooding of basements or other areas; damages caused by sprinkling devices, air conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the busting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Demised Premises, or any other thing or circumstance whatsoever, whether of a like nature or of a wholly different nature. All property in or about the Building or in the Demised Premises belonging to LESSEE, its agents, employees or invitees shall be there at the risk of LESSEE or other person only, and LESSOR shall not be liable for damage thereto or theft, misappropriation or loss thereof except where caused by LESSOR'S negligence or willful misconduct. If LESSOR shall fail to perform any covenant or condition of this Lease upon LESSOR'S part to be performed and, as a consequence of such default, LESSEE shall recover a money judgment against LESSOR such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of LESSOR in the Demised Premises and out of rents or other income from such property receivable by LESSOR and LESSOR shall not be personally liable for any deficiency.

23. INSURANCE LESSEE shall maintain and provide a comprehensive general liability insurance policy of not less than One Million Dollars ($1,000,000.00) including property damage coverage, with respect to personal injury or death, and property damage in any one accident. Such insurance shall be with an insurance company which is authorized to transact business in the State of Wisconsin and shall name LESSOR as an additional insured; said insurance policy shall provide that the terms thereof may not be modified, amended or canceled without thirty (30) days' prior written notice to LESSOR. LESSEE shall provide LESSOR with a copy of said insurance policy on or before the date of execution hereof and a certificate from the insurance company evidencing renewal thereof within fifteen (15) business days after each renewal date of said policy. LESSOR shall be responsible for the payment to LESSEE of LESSOR'S pro rata share of the comprehensive liability insurance premiums which shall be

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equal to 33% of such premiums. Such percentage is based on the percentage of square footage that the LESSEE does not occupy of the Total Rentable Space.

LESSEE shall maintain fire insurance, with extended coverage, vandalism and malicious mischief and theft and mysterious disappearance endorsements, without deductible or coinsurance, covering the contents of the Demised Premises and all LESSEE'S trade fixtures, alterations, additions, and lease hold improvements made by or for LESSEE in the amount of their full replacement value, and such other insurance as may be reasonably required from time to time by LESSOR or any mortgagee of the Demised Premises. All of such insurance policies shall be written by an insurance company or companies satisfactory to LESSOR, shall cover LESSOR, LESSOR'S mortgagee said LESSEE, as their interests may appear, and all insurers thereon shall agree not to cancel or change the same without at least thirty (30) days prior written notice to LESSOR. A certificate of LESSEE'S insurers evidencing such insurance shall be furnished to LESSOR prior to the Commencement Date and at least thirty (30) days prior to the renewal date and at such other times as may be reasonably requested by LESSOR.

24. WAIVER OF SUBROGATION Each party hereby expressly releases the other for liability it may have on account of any loss to the Demised Premises or Building or contents of either due to fire or any peril included in the coverage of any applicable fire and extended coverage and material damage insurance, however caused, including such losses that may be due to the negligence of the other party, its agents or employees, but only to the extent of any amount recovered by reason of such insurance, and each party hereby waives any right of subrogation which might otherwise exist in or accrue to such party on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage under applicable state law (or increase the cost thereof, unless the other party reimburses the insured for any cost increase). If LESSEE fails to maintain in force any insurance required by this Lease to be carved by it, then for purposes of this waiver of subrogation it shall be deemed to have been fully insured and to have recovered the entire amount of its loss.

25. ENVIRONMENTAL REQUIREMENTS LESSEE shall comply with all applicable federal, state and local environmental laws, ordinances and all amendments thereto and rules and regulations implementing the same, together with all common law requirements, which relate to discharge, emissions, waste, nuisance, pollution control, hazardous substances and other environmental matters as the same shall be in existence during the Lease Term. All of the foregoing laws, regulations and requirements are hereinafter referred to as "Environmental Laws". LESSEE shall obtain all environmental licenses, permits, approvals, authorizations, exemptions, certificates and registrations (hereinafter collectively referred to as "Permits") and make all applicable filings required of LESSEE under the Environmental Laws required by LESSEE to operate at the Demised Premises. The Permits and required filings shall be made available for inspection and copying by LESSOR at LESSEE'S offices upon reasonable notice and during business hours. LESSEE shall not cause or permit any flammable explosive, oil, contaminant, radioactive material, hazardous waste or material, toxic waste or material or any similar substance which is or may become regulated under any applicable federal, state or local law (hereinafter collectively referred to as "Hazardous Substances") to be brought upon, kept or used in or about the Demised Premises except for small quantities or such substances as is necessary in the ordinary course of LESSEE'S business provided that LESSEE shall handle,

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store, use and dispose of any such Hazardous Substance in compliance with all applicable laws and the highest standards prevailing in the industry for the storage and use of such substances or materials, in a manner which is safe and does not contaminate the Demised Premises, and LESSEE shall give LESSOR written notice of the identity of such substances. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of any Hazardous Substance brought onto the Demised Premises by LESSEE, then the reasonable costs thereof shall be reimbursed by LESSEE to LESSOR upon demand as additional rent. In addition, LESSEE shall execute affidavits, representations and the like from time to time at LESSOR'S request concerning LESSEE'S best knowledge and belief regarding the presence of Hazardous Substances on the Demised Premises. LESSEE hereby agrees to indemnify and hold LESSOR harmless from any liability, claim or injury, including handling, storage, disposal or release of any Hazardous Substances by LESSEE of hazardous materials brought onto the Demised Premises by LESSEE, its agents and employees on, under or about the Demised Premises, including, without limitation, the cost of any required or necessary repair, cleanup, remediation or detoxification, or arising from an actual or alleged violation of Environmental Laws in connection with the occupancy of the Demised Premises by LESSEE or any occupant of the Demised Premises or the operation of LESSEE'S business on the Demised Premises during the Lease Term solely as it relates to hazardous materials brought onto the Demised Premises by LESSEE. LESSOR hereby agrees to indemnify, and hold LESSEE harmless from any liability, claim or injury, including handling, storage, disposal or release of any Hazardous Substances by LESSOR of hazardous materials brought onto the Demised Premises by LESSOR, its agents and employees on, under or about the Demised Premises, including, without limitation, the cost of any required or necessary repair, cleanup, remediation or detoxification, or arising from an actual or alleged violation of Environmental Laws in connection with the occupancy of the Demised Premises by LESSOR or any occupant of the Demised Premises or the operation of LESSOR'S business on the Demised Premises during the Lease Term solely as it relates to hazardous materials brought onto the Demised Premises by LESSOR The foregoing covenants and indemnification shall survive the expiration of the Term of this Lease.

26. SERVICE OF NOTICES All notices or demands by LESSOR or LESSEE to or upon each other shall be in writing, signed and served personally or mailed by registered or certified United States mail, return receipt requested, postage prepaid, and if intended for LESSOR shall be addressed to: FFI2. LLC. c/o Richard E. Schmitt and David S. Gronik, 10111 North Range Line, Mequon, WI 53092, and if intended for the LESSEE shall be addressed to LESSEE at 1241 East Hillsdale Blvd., Foster City, CA 94404.

Either party may change the place to which notices to it shall be directed, but LESSEE shall always designate a location in Ozaukee County. Any notice, demand or legal process so given shall be deemed to meet all legal requirements with respect to service. Notices or demands given by mail as aforesaid shall be deemed received on the second next business day following mailing. If there is more than one LESSEE, or if there are any guarantors to this Lease, a notice duly given to any of them shall be deemed duly given to all. Notwithstanding the foregoing, any notice to be given to LESSEE prior to the commencement of this Lease shall be given to it at 600 North Broadway, Milwaukee, Wisconsin, 53202.

27. DEFACEMENT OF WALLS AND WOODWORK LESSEE hereby agrees that no spikes, hooks, nails, screws or tacks will be driven into woodwork of the Demised Premises, and nothing will be attached to the woodwork of the Demised Premises, except by consent of the LESSOR and such consent shall not be unreasonably withheld or delayed.

28. REMOVAL OF FURNITURE AND FIXTURES LESSEE hereby agrees that any and all furniture, fixtures and goods will be removed whenever such removal is requested by the LESSOR for purposes of repair. If repair is caused by LESSOR'S negligence or willful misconduct, LESSOR will pay for such removal.

29. LOCKS AND KEYS LESSOR shall have the right to keep passkeys to the Demised Premises, and to use the same to enter such Demised Premises immediately in any emergency for inspection and repairs. No additional locks shall be placed on any doors of the Demised Premises without the consent of the LESSOR. LESSEE shall return keys to LESSOR when vacating.

30. WAIVER BY LESSOR No extension of time, forbearance, neglect or waiver by LESSOR or LESSEE with respect to any one or more of the covenants, terms or conditions of this Lease to be performed by LESSOR or LESSEE shall be considered a waiver or shall act to stop the LESSOR or LESSEE from enforcing any subsequent breach or default of LESSOR or LESSEE.

31. EXECUTION OF INSTRUMENTS Each party hereto agrees, when reasonably called upon to do so, to execute and deliver such instruments as may be required by the other party to effectuate or reflect the provisions of this Lease, for mortgaging, leasing, insurance or other purposes, including but not limited to statements and certifications with respect to the default or nondefault of the other party hereto.

32. RIGHT TO SHOW DEMISED PREMISES The LESSOR shall have the right to enter the Demised Premises during the last three (3) months of the Lease Terms, and any renewals thereof, at all reasonable times to show the same to prospective tenants.

33. CHOICE OF LAW/SEVERABILITY OF PROVISIONS The laws of the State of Wisconsin shall govern the validity, performance, and enforcement of this Lease. The parties hereby consent to jurisdiction of the courts sitting in the county where the Demised Premises are located. It is agreed that in the event any of the terms or provisions contained herein shall be declared to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions and conditions of this Lease, or the application of such to persons or circumstances other than those to which it is declared invalid or unenforceable, shall not be affected thereby, and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

34. CAPTIONS The captions in this Lease are inserted only as matters of convenience and for reference, and in no way define nor limit the scope or intent of the various provisions, terms, or conditions hereof.

35. TRANSFER BY LESSOR In the event of a sale or conveyance by LESSOR of the Building, the same shall operate to release LESSOR from any future liability upon any of the covenants or conditions herein contained, and in such event LESSEE agrees to look solely to the successor in interest of LESSOR in and to this Lease if the transferee assumes such obligation in a writing that is reasonably satisfactory to the LESSEE. This Lease shall not be affected by any such sale or conveyance, and LESSEE agrees to attorn to the purchaser or grantee, which shall be obligated on this Lease only so long as it is the owner of LESSOR'S interest in and to this Lease.

36. BINDING EFFECT The terms and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. LESSOR shall be relieved of all responsibilities hereunder (with respect to matters thereafter occurring) upon its sale and conveyance of the Demised Premises or the Total Rentable Space and upon notification thereof to LESSEE.

37. LESSOR'S LIABILITY If LESSOR shall fail to perform any covenant, term or condition of this Lease upon LESSOR'S part to be performed, and if as a consequence of such default. LESSEE shall recover a money judgment against LESSOR, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of LESSOR in the Building and out of rents or other income from the Building receivable by LESSOR, or out of consideration received by LESSOR from the sale or other disposition of all or any part of LESSOR'S right, title and interest in the Building, and LESSOR shall not be liable for any deficiency.

38. ENTIRE AGREEMENT This writing constitutes the entire agreement between the parties hereto, and may not be amended or altered in any manner except in writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed in duplicate the day and year first above written.

In the Presence of:                LESSOR: FFI2, LLC


  /s/ David S Gronik, Jr           By:   /s/ Richard E. Schmitt       3/3/2000
--------------------------             -------------------------    ------------
                                       Richard E. Schmitt           Date

                                   Its: ________________________


In the Presence of:                LESSEE: DOVEBID VALUATION SERVICES,
                                   INC.

  /s/ [ILLEGIBLE]                  By:  /s/ Anthony Capobianco        3/2/00
--------------------------             -------------------------    ------------
                                        ___________                 Date


                                   Its: VP and General Counsel
                                       -------------------------

                                    Exhibit A
                              LEGAL DESCRIPTION OF
                                DEMISED PREMISES

                                    EXHIBIT B
                    LEGAL DESCRIPTION OF TOTAL RENTABLE SPACE

     Unit 605, together with the undivided interest in the Common elements appurtenant to said unit, in Village Green Condominium, a condominium created and existing under the Condominium Ownership Act of the State of Wisconsin by Declaration recorded in the office of the Register of Deeds for Ozaukee County, Wisconsin on June 6, 1980, in Volume 450 of Records, Pages 417-431, as Document No. 319415; as amended by Document Nos. 339922, 364831, 364836, 373872 and
373873. The post office address of said Unit is 10218 North Port Washington Road, Mequon, Wisconsin.

                         FIRST ADDENDUM TO OFFICE LEASE

                                 BY AND BETWEEN

                           FFI2, LLC AND DOVEBID, INC.

     THIS FIRST ADDENDUM TO OFFICE LEASE ("Addendum") is made as of this 16th day of January 2001, by FFI2, LLC, a Wisconsin limited liability company ("Lessor") and DoveBid, Inc., a Delaware corporation ("Lessee") with respect to that certain Office Lease between Lessor and Lessee dated March 2, 2000 (the "Lease"). Capitalized terms used but and not otherwise defined herein shall have the meanings given to them in the Lease.

     For good and lawful consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee agree as follows:

     1. Premises. The Premises shall be expanded to include the Total Rentable Space of the Building described in Exhibit B attached to the Lease, which expansion space consists of 5,068 additional square feet of office space located in the Building (the "Expansion Space"). The base rental applicable to the Expansion Space shall be the same rate of base rental as the Demised Premises in the Lease. As such, the new, total monthly rental for the Demised Premises and the Expansion Space shall be $17,822.50. Further, the last sentence of Section 1 of the Lease shall be replaced with the following: "The Demised Premises are a part of the real property legally described on Exhibit B attached hereto and incorporated by reference and containing a total of fourteen thousand two hundred fifty-eight (14,258) square feet (the "Total Rentable Space")."

     2. Term. Lessee's lease of the Expansion Space shall run contemporaneous with the Lease, and shall terminate on February 28, 2003, unless otherwise extended by option or sooner terminated in accordance with the Lease.

     3. Taxes. Section 5 of the Lease shall be amended to state that Lessee shall be responsible for 100% of real estate taxes on the property.

     4. Utilities and Services. Section 6 of the Lease shall be amended to state that Lessee shall be responsible for 100% of monthly utility bills on the property.

     5. Insurance. Section 23 of the Lease shall be amended to state that Lessee shall maintain and provide the required general liability insurance at Lessee's sole cost.

     6. Parking. Section 19 of the Lease shall be amended to state that Lessee and its employees, customers and invitees shall have the exclusive right to use any and all parking spaces located within the Building's parking areas without interference from Lessor, except that Lessee shall not permit vehicles to be abandoned or stored in the Building's parking areas, and subject to the Village Green Condominium Association's Covenants, Conditions and Restrictions, Amendment No. 5.

     7. Counterparts. This Addendum may be executed in any number of counterparts, each of which, when executed, will be deemed to be an original and all of which, when taken together, will be deemed to be but one and the same instrument.

     8. Effect of Addendum. All of the terms and conditions of the Lease shall continue in full force and effect except as specifically modified by the terms of this Addendum. In the event of any inconsistency between the terms of this Addendum and the Lease, the terms of this Addendum shall control and govern.

     9. Governing Law. This Addendum shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, the parties have executed this Addendum as of January 16, 2001.


     FFI2, LLC                                          DOVEBID, INC.


By: ______________________________          By: ____________________________

Name: ____________________________          Name: __________________________

Title: ___________________________          Title: _________________________